Filed pursuant to Rule 424(b)(3) and 424(c)
                                     Registration Statement No. 333-82080



                           PROSPECTUS SUPPLEMENT NO. 9
                     (To Prospectus Dated February 22, 2002)

                                  $200,000,000

                                Photronics, Inc.

                 4 3/4% Convertible Subordinated Notes Due 2006
                                       and
               Common Stock Issuable Upon Conversion of the Notes


This document supplements our prospectus dated February 22, 2002 relating to the resale of up to $200,000,000 aggregate principal amount of our notes and the shares of our common stock issuable upon conversion of the notes, by certain holders of notes who are named as selling security holders in the prospectus.

You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement updates information in the prospectus, and, accordingly, to the extent inconsistent, the information in this prospectus supplement supersedes the information contained in the prospectus.

                               --------------------

Investing in the notes involves risks. See "Risk Factors" beginning on page 7 of the prospectus.

                               --------------------


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
           SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
           SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS
          PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.


             The date of this prospectus supplement is May 22, 2002.

The table of selling security holders beginning on page 36 of the prospectus is hereby amended to add the entities named below as selling security holders:





                                                       Number of
                            Principal                  shares of
                         amount of notes              common stock  Percentage
                          beneficially    Percentage   that may     of common
                           owned that      of notes     be sold       stock
  Name                    may be sold     outstanding     (1)     outstanding(2)
-----------------------  --------------  ------------  ---------- -------------
Man Convertible Bond
Master Fund, Ltd.          $ 8,208,000      4.10%       221,837         *
St. Thomas Trading, Ltd     13,468,000      6.73        363,999        1.18%

After giving effect to the addition of the foregoing selling security holders and the insertion of a new footnote (8) to the following table, the section of the prospectus entitled "Selling Security Holders" reads as follows:


                            SELLING SECURITY HOLDERS

     We originally issued the notes in a private placement in December 2001. The notes were resold by the initial purchasers of the notes to qualified institutional buyers under Rule 144A under the Securities Act. Selling security holders may offer and sell the notes and the underlying common stock pursuant to this prospectus.

The following table sets forth information we have received as of May 21, 2002 about the principal amount of notes and the underlying common stock beneficially owned by each selling security holder that may be offered using this prospectus.




                                                                                        Number of
                                                       Principal                        shares of
                                                    amount of notes                    common stock    Percentage
                                                      beneficially      Percentage       that may       of common
                                                      owned that         of notes         be sold          stock
  Name                                                may be sold       outstanding         (1)        outstanding(2)
---------------------------------------             ---------------     -----------    ------------    -------------
Advent Convertible Master Cayman L.P.                $ 2,935,000           1.47%          79,324             *
AIG/National Union Fire Insurance                        180,000            *              4,864             *
AIM Alternative Asset Partners                            15,000            *                405             *
Alpha US Sub Fund 4, LLC                                 415,000            *             11,216             *
Allentown City Firefighters Pension Plan                  29,000            *                783             *
Allentown City Officers & Employees Pension Fund          11,000            *                297             *
Allentown City Police Pension Plan                        54,000            *              1,459             *
Amaranth LLC                                          13,800,000           6.90          372,972            1.21%
American Motorist Insurance Company                      507,000            *             13,702             *
AmSouth Bank Custodian for AmSouth VA Equity
Income Fund                                            2,100,000           1.05           56,756             *



                                                                                        Number of
                                                       Principal                        shares of
                                                    amount of notes                    common stock    Percentage
                                                      beneficially      Percentage       that may       of common
                                                      owned that         of notes         be sold          stock
  Name                                                may be sold       outstanding         (1)        outstanding(2)
---------------------------------------             ---------------     -----------    ------------    -------------
AmSouth Bank Custodian for Silect Equity
Variable Annuity Fund                                  1,320,000             *            35,675             *
Arapahoe County Colorado                                  49,000             *             1,324             *
Argent Classic Convertible Arbitrage Fund L.P.           500,000             *            13,513             *
Argent Classic Convertible Arbitrage Fund
(Bermuda) Ltd.                                         2,000,000            1.00          54,054             *
Argent Convertible Arbitrage Fund Ltd.                 4,500,000            2.25         121,621             *
Argent LowLev Convertible Arbitrage Fund LLC             500,000             *            13,513             *
Arkansas Teachers Retirement System                    3,506,000            1.75          94,756             *
Aventis Pension Master Trust (5)                         105,000             *             2,837             *
Bank Austria Cayman Islands, LTD                       7,400,000            3.70         199,999             *
Bankers Trust Company Trustee for DaimlerChrysler
Corp. Emp. #1 Pension Plan dtd. 4/1/89                 3,465,000            1.73          93,648             *
Baptist Health of South Florida                          577,000             *            15,594             *
Black Diamond Offshore Ltd.                              565,000             *            15,270             *
Boilermaker - Blacksmith Pension Trust (5)               590,000             *            15,945             *
British Virgin Islands Social Security Board              38,000             *             1,027             *
CALAMOS(R) Convertible Fund - CALAMOS(R)Investment
Trust (5)                                              2,400,000            1.20          64,864             *
CALAMOS(R) Convertible Growth and Income Fund
- CALAMOS(R) Investment Trust (5)                      4,400,000            2.20         118,918             *



                                                                                        Number of
                                                       Principal                        shares of
                                                    amount of notes                    common stock    Percentage
                                                      beneficially      Percentage       that may       of common
                                                      owned that         of notes         be sold          stock
  Name                                                may be sold       outstanding         (1)        outstanding(2)
---------------------------------------             ---------------     -----------    ------------    -------------
CALAMOS(R) Convertible Portfolio - CALAMOS(R)
Advisors Trust (5)                                      65,000               *              1,756            *
CALAMOS(R) Convertible Technology Fund - CALAMOS(R)
Investment Trust (5)                                    65,000               *              1,756            *
CALAMOS(R) Global Convertible Fund - CALAMOS(R)
Investment Trust (5)                                    70,000               *              1,891            *
CALAMOS(R) Market Neutral Fund - CALAMOS(R)
Investment Trust (5)                                10,500,000              5.25          283,783            *
Castle Convertible Fund, Inc.                        1,250,000               *             33,783            *
Chrysler Corporation Master Retirement Trust         2,035,000              1.01           54,999            *
CIBC World Markets                                   1,000,000               *             27,027            *
City of Albany Pension Plan (5)                         50,000               *              1,351            *
City of Knoxville Pension System (5)                   145,000               *              3,918            *
City of New Orleans                                    203,000               *              5,486            *
City University of New York                            122,000               *              3,297            *
Clarica Life Insurance Co.- U.S. (5)                   145,000               *              3,918            *
Clinton Multistrategy Master Fund, Ltd.              4,000,000              2.00          108,108            *
Clinton Riverside Convertible Portfolio Limited      4,000,000              2.00          108,108            *
Consulting Group Capital Markets Funds (5)             250,000               *              6,756            *
DeAm Convertible Arbitrage                           3,300,000              1.65           89,189            *
Delta Airlines Master Trust (5)                        950,000               *             25,675            *



                                                                                        Number of
                                                       Principal                        shares of
                                                    amount of notes                    common stock    Percentage
                                                      beneficially      Percentage       that may       of common
                                                      owned that         of notes         be sold          stock
  Name                                                may be sold       outstanding         (1)        outstanding(2)
---------------------------------------             ---------------     -----------    ------------    -------------
Delta Air Lines Master Trust (c/o Oaktree                490,000             *            13,243             *
Capital Management LLC)
Delta Pilots Disability and Survivorship                 200,000             *             5,405             *
Trust (5)
Delta Pilots D & S Trust (c/o Oaktree                    270,000             *             7,297             *
Capital Management LLC)
Deutsche Banc Alex Brown                              15,624,000            7.81         422,269            1.37
Dorinco Reinsurance Company (5)                          325,000             *             8,783             *
Double Black Diamond Offshore LDC                      2,935,000            1.47          79,324             *
Drury University (5)                                      35,000             *               945             *
Engineers Joint Pension Fund                             468,000             *            12,648             *
Federated Equity Income Fund, Inc.                     7,300,000            3.65         197,297             *
Federated Insurance Series, on behalf of                 300,000             *             8,108             *
its Federated Income Fund II
Fidelity Financial Trust: Fidelity                    11,680,000            5.84         315,675            1.03
Convertible Securities Fund (6)
Franklin and Marshall College                            190,000             *             5,135             *
Gartmore Variable Insurance Trust, on
behalf of its Federated GVIT Equity Income               180,000             *             4,864             *
Fund
Goldman Sachs and Company                                500,000             *            13,513             *
Grady Hospital Foundation                                107,000             *             2,891             *
Granville Capital Corporation                          2,000,000            1.00          54,054             *
HFR Convertible Arbitrage Account                        190,000             *             5,135             *
HFR Master Fund, LTD. (5)                                 50,000             *             1,351             *
H.K. Porter Company, Inc. (5)                             15,000             *               405             *




                                                                                        Number of
                                                       Principal                        shares of
                                                    amount of notes                    common stock    Percentage
                                                      beneficially      Percentage       that may       of common
                                                      owned that         of notes         be sold          stock
  Name                                                may be sold       outstanding         (1)        outstanding(2)
---------------------------------------             ---------------     -----------    ------------    -------------
Independence Blue Cross                                   64,000             *              1,729            *
Innovest Finanzdienstleistungs AG                        580,000             *             15,594            *
Jefferies Umbrella Fund US Convertible Bonds             270,000             *              7,297            *
KBC Financial Products USA Inc.                          250,000             *              6,756            *
Kettering Medical Center Funded                           35,000             *                945            *
Depreciation Account (5)
Knoxville Utilities Board Retirement System              120,000             *              3,243            *
(5)
Lincoln National Global Asset Allocation                  40,000             *              1,081            *
Fund, Inc.
Lipper Convertibles, L.P.                              1,500,000             *             40,540            *
Lipper Offshore Convertibles, L.P.                     1,500,000             *             40,540            *
Louisiana Workers' Compensation Corporation              150,000             *              4,054            *
(5)
Lumbermans                                               491,000             *             13,270            *
Lyxor Master Fund Ref: Argent/LowLev CB                1,230,000             *             33,243            *
Macomb County Employees' Retirement System               145,000             *              3,918            *
(5)
Man Convertible Bond Master Fund, Ltd.                 8,208,000           4.10           221,837            *
McMahan Securities Co., L.P.                           1,500,000             *             40,540            *
Microsoft Corporation                                    410,000             *             11,081            *
Minnesota Power and Light                                125,000             *              3,378            *
Morgan Stanley & Co. (7)                               1,500,000             *             40,540            *
Motion Pictures Industry                                 545,000             *             14,729            *
Motion Picture Industry Health Plan -                    190,000             *              5,135            *
Active Member Fund
Motion Picture Industry Health Plan -                     80,000             *              2,162            *
Retiree Member Fund
Municipal Employees                                      183,000             *              4,945            *



                                                                                        Number of
                                                       Principal                        shares of
                                                    amount of notes                    common stock    Percentage
                                                      beneficially      Percentage       that may       of common
                                                      owned that         of notes         be sold          stock
  Name                                                may be sold       outstanding         (1)        outstanding(2)
---------------------------------------             ---------------     -----------    ------------    -------------
New Orleans Firefighters Pension / Relief Fund           110,000             *              2,972            *
Nicholas Applegate Convertible Fund                    1,529,000             *             41,324            *
Nicholas Applegate Global Holdings LP                     35,000             *                945            *
1976 Distribution Trust FBO A.R. Lauder /                  7,000             *                189            *
Zinterhofer
1976 Distribution Trust FBO Jane A. Lauder                13,000             *                351            *
Occidental Petroleum Corporation                         118,000             *              3,189            *
OCM Convertible Trust                                  1,180,000             *              8,918            *
Ohio National Fund, Inc., on behalf of its                30,000             *                810            *
Equity Income Portfolio
Ondeo Nalco                                               40,000             *              1,081            *
Onex Industrial Partners Limited                       1,950,000             *             52,702            *
Palladin Securities LLC                                1,200,000             *             32,432            *
Paloma Securities LLC                                  5,000,000            2.50          135,135            *
Partner Reinsurance Company Ltd.                         330,000             *              8,918            *
Pebble Capital Inc.                                      650,000             *             17,567            *
Physicians Life                                          183,000             *              4,945            *
Policemen and Firemen Retirement System of               503,000             *             13,594            *
the City of Detroit
Port Authority of Allegheny County
Retirement and Disability Allowance Plan
for the Employees Represented by Local 85                615,000             *             16,621            *
of the Amalgamated Transit Union (5)
Pro-mutual                                               603,000             *             16,297            *
Putnam Asset Allocation Funds-                           310,000             *              8,378            *


                                                                                        Number of
                                                       Principal                        shares of
                                                    amount of notes                    common stock    Percentage
                                                      beneficially      Percentage       that may       of common
                                                      owned that         of notes         be sold          stock
  Name                                                may be sold       outstanding         (1)        outstanding(2)
---------------------------------------             ---------------     -----------    ------------    -------------
Balanced Portfolio
Putnam Asset Allocation Funds-Conservative               240,000             *             6,486            *
Portfolio
Putnam Convertible Income-Growth Trust                 2,180,000            1.09          58,918            *
Putnam Convertible Opportunities and Income               80,000             *             2,162            *
Trust
Putnam Variable Trust-Putnam VT Global                    80,000             *             2,162            *
Asset Allocation Fund
Qwest Occupational Health Trust                           55,000             *             1,486            *
Ramius Capital Group                                     300,000             *             8,108            *
RAM Trading Ltd                                        1,750,000             *            47,297            *
Raytheon Master Pension Trust                            200,000             *             5,405            *
RCG Halifax Master Fund, LTD                             550,000             *            14,864            *
RCG Latitude Master Fund, LTD                          2,500,000            1.25          67,567            *
RCG Multi Strategy A/C LP                              1,250,000             *            33,783            *
Robertson Stephens                                     5,000,000            2.50         135,135            *
Rockhaven Fund                                            80,000             *             2,162            *
Rockhaven Premier Dividend Fund                          700,000             *            18,918            *
San Diego City Retirement                              1,097,000             *            29,648            *
San Diego County Convertible                           1,654,000             *            44,702            *
SCI Endowment Care Common Trust Fund -                    20,000             *               540            *
First Union (5)
SCI Endowment Care Common Trust Fund -                    70,000             *             1,891            *
National Fiduciary Services (5)
SCI Endowment Care Common Trust Fund -                    30,000             *               810            *
Suntrust (5)
Screen Actors Guild Pension Convertible                  500,000             *            13,513            *
S G Cowen Securities Corporation                       1,500,000             *            40,540            *

                                       9



                                                                                        Number of
                                                       Principal                        shares of
                                                    amount of notes                    common stock    Percentage
                                                      beneficially      Percentage       that may       of common
                                                      owned that         of notes         be sold          stock
  Name                                                may be sold       outstanding         (1)        outstanding(2)
---------------------------------------             ---------------     -----------    ------------    -------------
SG Hambros Trust Company (Jersey) Ltd as                 300,000             *             8,108            *
Trustee of the Lyxor Master Fund
Shell Pension Trust                                      320,000             *             8,648            *
Silverado Arbitrage Trading, Ltd.                        500,000             *            13,513            *
Silvercreek Limited Partnership                        1,100,000             *            29,729            *
Silvercreek II Limited                                   900,000             *            24,324            *
Sisters of Good Shepherd                                 100,000             *             2,702            *
Southdown Pension Plan (5)                                60,000             *             1,621            *
Southern Farm Bureau Life Insurance                      185,000             *             4,999            *
SPT (5)                                                  710,000             *            19,189            *
St. Thomas Trading, Ltd.                              13,468,000            6.73         363,999           1.18
Starvest Combined Portfolio                              190,000             *             5,135            *
State Employees' Retirement Fund of the                  810,000             *            21,891            *
State of Delaware
State of Connecticut Combined Investment               1,705,000             *            46,081            *
Fund
State of Maryland Retirement Agency                    2,575,000            1.29          69,594            *
State Street Bank Custodian for GE Pension             1,585,000             *            42,837            *
Trust
Sunrise Partners LLC                                   9,200,000            4.60         248,648            *
The Dow Chemical Company Employees'                    1,150,000             *            27,631            *
Retirement Plan (5)
The Fondren Foundation (5)                                35,000             *               945            *
The Grable Foundation                                     95,000             *             2,567            *
Trustmark Insurance Company                              280,000             *             7,567            *
2000 Revocable Trust FBO A.R. Lauder /                     6,000             *               162            *
Zinterhofer
Union Carbide Retirement Account (5)                     600,000             *            16,216            *


                                                                                        Number of
                                                       Principal                        shares of
                                                    amount of notes                    common stock    Percentage
                                                      beneficially      Percentage       that may       of common
                                                      owned that         of notes         be sold          stock
  Name                                                may be sold       outstanding         (1)        outstanding(2)
---------------------------------------             ---------------     -----------    ------------    -------------
United Food and Commercial Workers Local                 270,000             *              7,297            *
1262 and Employee Pension Fund (5)
Vanguard Convertible Securities Fund, Inc.             1,945,000             *             52,567            *
Vopak USA Inc., Retirement Plan (f.k.a. Van              140,000             *              3,783            *
Waters & Rogers, Inc. Retirement Plan) (5)
Wake Forest University                                   686,000             *             18,540            *
Wake Forest University Convertible Arbitrage             355,000             *              9,594            *
WPG Convertible Arbitrage Overseas Master              2,500,000           1.25            67,567            *
Fund, L.P
Writers Guild Industry Health Fund                       293,000             *              7,918            *
Wyoming State Treasurer                                  971,000             *             26,243            *
Zurich Institutional Benchmark Master Fund             1,000,000             *             27,027            *
Ltd.
Any other holder of notes or future                            0             -                  0            -
transferee, pledgee, donee or
successor of any holder (3)
                                                    ---------------         -------     ------------      ------

Total..............................                 $200,000,000 (8)        100.00%     5,405,400 (4)     15.13%
                                                    ================        =======     =============     ======

---------------------------
* Less than 1%.

(1)  Assumes  conversion  of all of the holder's  notes at a conversion  rate of
     27.027  shares  of  common  stock  per  $1,000  principal  amount of notes.
     However, this conversion rate will be subject to adjustment as described under "Description of Notes--Conversion Rights." As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2) Calculated based on 30,315,494 shares of common stock outstanding as of December 31, 2001. In calculating this amount for each selling security holder, we treated as outstanding that number of shares of common stock issuable upon conversion of all of that holder's notes. However, we did not assume the conversion of any other holder's notes, except in calculating the percentage for all selling security holders as a group.

(3) Information about other selling security holders will be set forth in prospectus supplements, if required.

(4) Column does not add up correctly because the fractional shares to which the holders would be entitled have been disregarded.

(5) Pursuant to an Investment Management Agreement, CALAMOS(R) Investments is not acting individually, but solely as an Investment Manager for the selling security holder.

(6) The entity is either an investment company or a portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management and Research Company ("FMR Co."). FMR Co. is a Massachusetts corporation and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment advisory services to each of such Fidelity entities identified above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly owned subsidiary of FMR Corp., a Massachusetts corporation. The holdings are as of January 23, 2002.

(7) The entity owns 1,200,000 of our 6.00% convertible subordinated notes due 2004. Further, Morgan Stanley & Co. Incorporated acted as one of the initial purchasers in connection with the offer and sale of the notes in December 2001.

(8) The figures in this column are based on information supplied to us, as of May 21, 2002, by the respective selling security holders named in the table. As of that date, these selling security holders had supplied us with information indicating that, collectively, they owned more than
     $200,000,000 aggregate principal amount of notes (which would be convertible into more than 5,405,400 shares of common stock), reflecting, we believe, that one or more selling security holders supplied us with information for inclusion in the table and then sold their notes in transactions exempt from the registration requirements of the Securities Act to persons who also supplied us with information with respect to the same notes. However, since this prospectus would not be applicable to any sale of notes after they have been publicly sold utilizing this prospectus, no more than $200,000,000 principal amount of notes could be sold utilizing this prospectus and, accordingly, the $200,000,000 total in this column has been retained and represents the maximum principal amount of notes that could be sold hereunder.


     We prepared this table based on the information supplied to us on or before May 21, 2002 by the selling security holders named in the table. The selling security holders listed in the above table may have sold or transferred, pursuant to the prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date they have supplied the information to us. Information about the selling security holders may change further over time. Any changed information supplied to us will be set forth in future prospectus supplements.

     Other than as noted above, none of the selling security holders listed above has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

     Because the selling security holders may offer all or some of their notes or the underlying common stock from time to time, we cannot estimate the amount of the notes or the underlying common stock that will be held by the selling security holders upon the termination of any particular offering. See "Plan of Distribution."